Exhibit 10.4

ABBVIE INC.
NON-QUALIFIED STOCK OPTION AGREEMENT
On this «Grant_Day» day of «Grant_Month», 2020 (the “Grant Date”), AbbVie Inc. (the “Company”) hereby grants to «First Name» «MI» «Last Name» (the “Employee”) an Option (the “Option”) to purchase a total of «NQSOs» Shares, at the price of $«Option_Price» per Share (the “Exercise Price”), such price being not less than 100% of the Fair Market Value of the Shares on the Grant Date.
The Option is granted under the Program and is subject to the provisions of the Program, the Program prospectus, the Program administrative rules, applicable Company policies, and the terms and conditions set forth in this Agreement. In the event of any inconsistency among the provisions of this Agreement, the provisions of the Program, the Program prospectus, and the Program administrative rules, the provisions of the Program shall control.
The terms and conditions of the Option granted to the Employee are as follows:

1.	Definitions. To the extent not defined herein, capitalized terms shall have the same meaning as in the Program.

(j)	Agreement: This Non-Qualified Stock Option Agreement.

(k)	Cause: Unless otherwise defined in the Employee’s Change in Control Agreement, cause shall mean the following, as determined by the Company in its sole discretion:

(i)	material breach by the Employee of the terms and conditions of the Employee’s employment, including, but not limited to:

(A)	material breach by the Employee of the Code of Business Conduct;

(B)	material breach by the Employee of the Employee’s Employee Agreement;

(C)	commission by the Employee of an act of fraud, embezzlement or theft in connection with the Employee’s duties or in the course of the Employee’s employment;

(D)	wrongful disclosure by the Employee of secret processes or confidential information of the Company or any of its Subsidiaries; or

(E)	failure by the Employee to substantially perform the duties of the Employee’s employment (other than any such failure resulting from the Employee’s Disability); or

(ii)
to the extent permitted by applicable law, engagement by the Employee, directly or indirectly, for the benefit of the Employee or others, in any activity, employment or business which is competitive with the Company or any of its Subsidiaries.

(l)	Change in Control Agreement: An agreement regarding Change in Control in effect between the Company (or the Surviving Entity) and the Employee.

Non-Qualified Stock Option Agreement (2020)

(m)	Code of Business Conduct: The Company’s Code of Business Conduct, as amended from time to time.

(n)	Controlled Group: AbbVie Inc. and any corporation, partnership and proprietorship under common control (as defined under the aggregation rules of Code Section 414 (b), (c), or (m)) with AbbVie Inc.

(o)
Data: Certain personal information about the Employee held by the Company and the Subsidiary that employs the Employee (if applicable), including (but not limited to) the Employee’s name, home address and telephone number, email address, date of birth, social security, passport or other identification number, salary, nationality, job title, any Shares held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, purchased, vested, unvested or outstanding in the Employee’s favor, for the purpose of managing and administering the Program.

(p)
Disability: Sickness or accidental bodily injury, directly and independently of all other causes, that disables the Employee so that the Employee is completely prevented from performing all the duties of his or her occupation or employment.

(q)	Employee Agreement: The Employee Agreement entered into by and between the Company or a Subsidiary and the Employee as it may be amended from time to time.

(r)	Employee’s Representative: The Employee’s legal guardian or other legal representative.

(j)
Good Reason: Unless otherwise defined in the Employee’s Change in Control Agreement, good reason shall mean the occurrence of any of the following circumstances without the Employee’s express written consent:

(i)
a significant adverse change in the nature, scope or status of the Employee’s position, authorities or duties from those in effect immediately prior to the Change in Control, including, without limitation, if the Employee was, immediately prior to the Change in Control, an officer of a public company, the Employee ceasing to be an officer of a public company;

(ii)
the failure by the Company or a Subsidiary to pay the Employee any portion of the Employee’s current compensation, or to pay the Employee any portion of any installment of deferred compensation under any deferred compensation program of the Company, within seven days of the date such compensation is due;

(iii)
a reduction in the Employee’s annual base salary (or a material change in the frequency of payment) as in effect immediately prior to the Change in Control as the same may be increased from time to time;

(iv)
the failure by the Company or a Subsidiary to award the Employee an annual bonus in any year which is at least equal to the annual bonus awarded to the Employee under the annual bonus plan of the Company or Subsidiary for the year immediately preceding the year of the Change in Control;

Non-Qualified Stock Option Agreement (2020)

(v)
the failure by the Company to award the Employee equity-based incentive compensation (such as stock options, shares of restricted stock, restricted stock units, or other equity-based compensation) on a periodic basis consistent with the Company’s practices with respect to timing, value and terms prior to the Change in Control;

(vi)
the failure by the Company or a Subsidiary to continue to provide the Employee with the welfare benefits, fringe benefits and perquisites enjoyed by the Employee immediately prior to the Change in Control under any of the Company’s or Subsidiary’s plans or policies, including, but not limited to, those plans and policies providing pension, life insurance, medical, health and accident, disability and vacation;

(vii)	the relocation of the Employee’s base office to a location that is more than 35 miles from the Employee’s base office immediately prior to the Change in Control; or

(viii)	the failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform this Agreement as contemplated in Section 5.

(j)	Option: The Non-Qualified Stock Option granted pursuant to this Agreement.

(k)	Program: The AbbVie 2013 Incentive Stock Program.

(l)	Retirement:

Non-Qualified Stock Option Agreement (2020)

(i)	Except as provided under (ii) or (iii) below, Retirement means either of the following:

◦	age 55 with 10 years of service; or

◦	age 65 with at least three years of service.

(ii)
For Employees who (A) are not covered by (iii) below and (B) transferred to the Company directly from Abbott Laboratories either as a result of the Company’s spin-off from Abbott Laboratories or during the period from January 1, 2013 through June 30, 2015 with the consent of each company’s head of human resources and were hired into the Abbott Laboratories controlled group prior to January 1, 2004, Retirement means any of the following:

◦	age 50 with 10 years of service;

◦	age 65 with at least three years of service; or

◦	age 55 with an age and service combination of 70 points, where each year of age is one point and each year of service is one point.

(iii)	For participants in the AbbVie Pension Plan for Former BASF and Former Solvay Employees, Retirement means either of the following:

◦	age 55 with 10 years of service; or

◦	age 65 with at least three years of service.

(iv)
For purposes of calculating service under this Section 1(m), except as otherwise provided by the Committee or its delegate: (A) service is earned only if performed for a member of the Controlled Group while that Controlled Group member is a part of the Controlled Group; and (B) for Employees who transferred to the Company directly from Abbott Laboratories during the period from January 1, 2013 through June 30, 2015 either as a result of the Company’s spin-off from Abbott Laboratories or with the consent of each company’s head of human resources, service includes service with Abbott Laboratories that is counted for benefit calculation purposes under the AbbVie Pension Plan, the AbbVie Pension Plan for Former BASF and Former Solvay Employees, or another Company-sponsored pension plan, as applicable.

(m)
Termination: A severance of employment for any reason (including Retirement) from the Company and all Subsidiaries. Any Termination shall be effective on the last day the Employee performs services for or on behalf of the Company or its Subsidiary, and employment shall not be extended by any statutory or common law notice of termination period.

2.
Term of Option. Subject to Sections 5 and 7, the Employee may exercise all or a portion of the vested Option at any time prior to the 10th anniversary of the Grant Date (the “Expiration Date”); provided that the Option may be exercised with respect to whole Shares only. In no event shall the Option be exercisable on or after the Expiration Date. To the extent the Option is not exercised prior

Non-Qualified Stock Option Agreement (2020)

to the Expiration Date (or any earlier expiration of the Option pursuant to Sections 5 and 7), it shall be canceled and forfeited.

3.	Vesting. The Option shall vest and become exercisable as follows:

(j)	on the first anniversary of the Grant Date, one-third of the total number of Shares may be purchased;

(k)	on the second anniversary of the Grant Date, two-thirds of the total number of Shares may be purchased; and

(l)	on the third anniversary of the Grant Date, the Option may be exercised in full.
The Option is not earned and the Employee has no right to purchase the underlying Shares until an event described above occurs. The vesting described above is cumulative, so that at each vesting date an additional amount of Shares is available for purchase and remains available until the Option’s Expiration Date or such earlier date determined pursuant to Section 5 or 7 below.

4.	Exercise of the Option. To the extent vested, the Option may be exercised in whole or in part as follows:

(j)	Who May Hold/Exercise the Option.

(i)	General Rule - Exercise by Employee Only. During the lifetime of the Employee, the Option may be exercised only by the Employee or the Employee’s Representative.

(ii)
Death Exception. If the Employee dies, then the Option may be exercised only by the executor or administrator of the estate of the Employee or the person or persons to whom rights under the Option have passed by will or the laws of descent or distribution. Such person(s) shall furnish the appropriate tax clearances, proof of the right of such person(s) to exercise the Option, and other pertinent data as the Company may deem necessary.

(iii)
Transferability. Except as otherwise provided by the Committee or its delegate, the Option is not transferable other than by will or the laws of descent and distribution. It may not be assigned, transferred (except by will or the laws of descent and distribution), pledged or hypothecated in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment, or similar process. Any attempt at assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any attachment or similar process upon such Option, shall be null and void.

(k)	Method of Exercise. Subject to the requirements of local law, the Option may be exercised only by:

(i)
delivery to the designated employee or agent of the Company of a written, electronic, or telephonic notice of exercise, specifying the number of Shares with respect to which the Option is then being exercised, and payment of the full

Non-Qualified Stock Option Agreement (2020)

Exercise Price of the Shares being purchased in cash or with other Shares held by the Employee having a then Fair Market Value equal to the Exercise Price;

(ii)
delivery of a properly-executed exercise notice together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the Exercise Price;

(iii)	a combination of (i) and (ii) above; or

(iv)	any other manner approved by the Committee from time to time.
Each method of exercise requires payment of the full amount of any U.S. and non-U.S. federal, state, local or other applicable taxes which the Company believes are required to be withheld and paid with respect to such exercise, as described below.
Notwithstanding the foregoing, the Company may require payment in a particular or different method of exercise than those methods specified in Section 4(b)(i) - (iii), may allow the Employee to exercise the Option only by means of a cashless exercise (either a cashless “sell all” exercise or a cashless “sell-to-cover” exercise) as it shall determine in its sole discretion, or may require the Employee to sell any Shares the Employee acquired under the Program immediately or within a specified period following the Employee’s Termination (in which case, this Agreement shall give the Company the authority to issue sales instructions on the Employee’s behalf).

(l)
Payment of Taxes. To the extent permitted under applicable law and by the Company, the Employee may satisfy any U.S. or non-U.S. federal, state, local or other applicable taxes arising from any transaction related to the exercise of the Option pursuant to this Agreement by:

(i)	tendering a cash payment;

(ii)	having the Company withhold Shares from the Option exercised to satisfy the applicable withholding tax;

(iii)	tendering Shares received in connection with the Option back to the Company; or

(iv)	delivering other previously acquired Shares having a Fair Market Value approximately equal to the amount to be withheld.
The Company shall have the right and is hereby authorized to withhold from the Shares transferable to the Employee upon any exercise of the Option or (to the extent permitted by applicable law, including without limitation Code Section 409A) from any other compensation or other amount owing to the Employee such amount as may be necessary in the opinion of the Company to satisfy all such tax and withholding obligations.
Notwithstanding the foregoing, if the Employee is subject to Section 16(b) of the Exchange Act, the Company will withhold using the method described in subsection 4(c)(ii) above unless the use of such withholding method is problematic under applicable laws or has materially adverse accounting consequences, in which case the Committee shall determine

Non-Qualified Stock Option Agreement (2020)

which of the other methods described in this subsection 4(c) or in the Program shall be used to satisfy the applicable withholding obligations.

5.
Effect of Termination or Death on the Option. By accepting this Option grant, the Employee acknowledges that, except as otherwise provided in this Agreement, in the event of Termination (whether or not in breach of local labor laws), the Employee’s right to vest in the Option under the Program, if any, will cease and will not be extended by any notice period mandated under local law (e.g., active employment does not include a period of “garden leave” or similar period pursuant to local law) and that the Company shall have the exclusive discretion to determine Termination occurs.

(j)
Termination due to Retirement. Subject to Section 7 below, in the event of Termination due to Retirement, then (regardless of any subsequent death of the Employee) the Option will continue to vest pursuant to Section 3, and the last date on which the Option may be exercised is the day prior to the Expiration Date.

(k)
Termination due to Disability. Subject to Section 7 below, in the event of Termination due to Disability, then (regardless of any subsequent death of the Employee) the Option will continue to vest pursuant to Section 3, and the last date on which the Option may be exercised is the day prior to the Expiration Date.

(l)
Termination due to Death of the Employee. In the event of the death of the Employee during employment, the Option will continue to vest pursuant to Section 3, and the last date on which the Option may be exercised is the day prior to the Expiration Date.

(m)	Termination for Reason Other than under Subsection 5(a), (b), or (c) or Section 6.

(i)
Options Granted Within Nine Months of Termination. Any Option granted less than nine months prior to a Termination for any reason other than those set forth in subsections 5(a), (b) or (c) or Section 6 shall be cancelled and forfeited immediately upon such Termination.

(ii)
Options Granted Nine Months or More Prior to Termination. Subject to Section 7 below, an Option granted nine months or more prior to a Termination for any reason other than those set forth in subsections 5(a), (b) or (c) or Section 6 will continue to vest and shall be exercisable to the extent permitted by Section 3 for a three-month period after the Employee’s effective date of Termination, but in no event shall such Option be exercised on or after the Expiration Date. In the event of the death of the Employee during the three-month period after the Employee’s effective date of Termination, the Option shall continue to vest and be exercisable for a three-month period measured from the date of death, but in no event shall such Option be exercised on or after the Expiration Date.

6.
Change in Control. In the event of a Change in Control, the entity surviving such Change in Control or the ultimate parent thereof (referred to herein as the “Surviving Entity”) may assume, convert or replace this Option with an award of at least equal value and terms and conditions not less favorable than the terms and conditions provided in this Agreement, in which case the new award will vest according to the terms of the applicable award agreement. If the Surviving Entity does not

Non-Qualified Stock Option Agreement (2020)

assume, convert or replace this Option, the Option shall vest on the date of the Change in Control. If the Surviving Entity does assume, convert or replace this Option, then in the event the Employee’s Termination (a) occurs within the time period beginning six months immediately before a Change in Control and ending two years immediately following such Change in Control, and (b) was initiated by the Company (or the Surviving Entity) for a reason other than Cause or was initiated by the Employee for Good Reason, the Option will become fully vested and exercisable as of the later of the date of the Change in Control and the date of the Employee’s Termination. The provisions of this Section 6 shall supersede Section 13(a)(i) of the Program.

7.	Effect of Certain Bad Acts. The Option shall be cancelled and forfeited immediately if, in the sole opinion and discretion of the Committee or its delegate, the Employee:

(j)	commits a material breach of the terms and conditions of the Employee’s employment, including, but not limited to:

(i)	material breach by the Employee of the Code of Business Conduct;

(ii)	material breach by the Employee of the Employee’s Employee Agreement or employment contract, if any;

(iii)	commission by the Employee of an act of fraud, embezzlement or theft in connection with the Employee’s duties or in the course of the Employee’s employment;

(iv)	wrongful disclosure by the Employee of secret processes or confidential information of the Company or any of its Subsidiaries; or

(v)	failure by the Employee to substantially perform the duties of the Employee’s employment (other than any such failure resulting from the Employee’s Disability); or

(k)
to the extent permitted by applicable law, engagement by the Employee, directly or indirectly, for the benefit of the Employee or others, in any activity, employment or business which is competitive with the Company or any of its Subsidiaries.

8.	No Right to Continued Employment. This Agreement and the Employee’s participation in the Program do not and shall not be interpreted to:

(j)	form an employment contract or relationship with the Company or its Subsidiaries;

(k)	confer upon the Employee any right to continue in the employ of the Company or any of its Subsidiaries; or

(l)	interfere with the ability of the Company or its Subsidiaries to terminate the Employee’s employment at any time.

9.	Nature of Grant. In accepting this Option grant, the Employee acknowledges and agrees that:

(a)	the Program is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

Non-Qualified Stock Option Agreement (2020)

(b)
this Option grant is a one-time benefit and does not create any contractual or other right to receive future grants of Options, benefits in lieu of Options, or other Program benefits in the future, even if Options have been granted repeatedly in the past;

(c)	all decisions with respect to future Option grants, if any, and their terms and conditions, will be made by the Company, in its sole discretion;

(d)	nothing contained in this Agreement is intended to create or enlarge any other contractual obligations between the Company and the Employee;

(e)	the Employee is voluntarily participating in the Program;

(f)	the Option and Shares subject to the Option are:

(i)
extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or its Subsidiaries, and are outside the scope of the Employee’s employment contract, if any;

(ii)	not intended to replace any pension rights or compensation;

(iii)
not part of the Employee’s normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits, or similar payments and in no event should they be considered as compensation for, or relating in any way to, past services for the Company or any of its Subsidiaries;

(g)	the future value of the Shares underlying the Option is unknown and cannot be predicted with certainty;

(h)
in consideration of this Option grant, no claim or entitlement to compensation or damages shall arise from the Option resulting from Termination (for any reason whatsoever) and the Employee irrevocably releases the Company and its Subsidiaries from any such claim that may arise; if any such claim is found by a court of competent jurisdiction to have arisen, then, by signing or electronically accepting this Agreement, the Employee shall be deemed irrevocably to have waived the Employee’s entitlement to pursue such claim;

(i)	the Option and the Benefits under the Program, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability; and

(j)
neither the Company nor any of its Subsidiaries shall be liable for any change in value of the Option, the amount realized upon exercise of the Option or the amount realized upon a subsequent sale of any Shares acquired upon exercise of the Option, resulting from any fluctuation of the United States Dollar/local currency foreign exchange rate.

10.	Data Privacy.

(j)
Pursuant to applicable personal data protection laws, the collection, processing and transfer of the Employee’s personal Data is necessary for the Company’s administration of the Program and the Employee’s participation in the Program. The Employee’s denial and/

Non-Qualified Stock Option Agreement (2020)

or objection to the collection, processing and transfer of personal Data may affect his or her ability to participate in the Program. As such (where required under applicable law), the Employee:

(i)	voluntarily acknowledges, consents and agrees to the collection, use, processing and transfer of personal Data as described herein; and

(ii)
authorizes Data recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing the Employee’s participation in the Program, including any requisite transfer of such Data as may be required for the administration of the Program and/or the subsequent holding of Shares on the Employee’s behalf to a broker or other third party with whom the Employee may elect to deposit any Shares acquired pursuant to the Program.

(k)
Data may be provided by the Employee or collected, where lawful, from third parties, and the Company and the Subsidiary that employs the Employee (if applicable) will process the Data for the exclusive purpose of implementing, administering and managing the Employee’s participation in the Program. Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which the Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Employee’s country of residence. Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. The Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Program and for the Employee’s participation in the Program.

(l)
The Company and the Subsidiary that employs the Employee (if applicable) will transfer Data as necessary for the purpose of implementation, administration and management of the Employee’s participation in the Program, and the Company and the Subsidiary that employs the Employee (if applicable) may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Program. These recipients may be located throughout the world.

(m)	The Employee may, at any time, exercise his or her rights provided under applicable personal data protection laws, which may include the right to:

(i)	obtain confirmation as to the existence of the Data;

(ii)	verify the content, origin and accuracy of the Data;

(iii)	request the integration, update, amendment, deletion or blockage (for breach of applicable laws) of the Data; and

(iv)
oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Program and the Employee’s participation in the Program.

Non-Qualified Stock Option Agreement (2020)

The Employee may seek to exercise these rights by contacting his or her local human resources manager.

(e)
Upon request of the Company or the Subsidiary that employs the Employee, the Employee agrees to provide an executed data privacy consent form (or any other agreement or consent that may be required by the Company and/or the Subsidiary that employs the Employee) to the Company and/or the Subsidiary that employs the Employee that the Company and/or the Subsidiary that employs the Employee may deem necessary to obtain from the Employee for the purpose of administering his or her participation in the Program in compliance with the data privacy laws in the Employee’s country, either now or in the future. The Employee understands and agrees that he or she will not be able to participate in the Program if the Employee fails to provide any such requested consent or agreement.

11.
Private Placement. This Option grant is not intended to be a public offering of securities in the Employee’s country. The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and this Option grant is not subject to the supervision of the local securities authorities.

12.	Exchange Controls. As a condition to this Option grant, the Employee agrees to comply with any applicable foreign exchange rules and regulations.

13.	Compliance with Applicable Laws and Regulations.

(a)
The Company shall not be required to issue or deliver any Shares pursuant to this Agreement pending compliance with all applicable federal and state securities and other laws (including any registration requirements or tax withholding requirements) and compliance with the rules and practices of any stock exchange upon which the Company’s Shares are listed.

(b)
Regardless of any action the Company or its Subsidiaries take with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Employee’s participation in the Program and legally applicable to the Employee or deemed by the Company or its Subsidiaries to be an appropriate charge to the Employee even if technically due by the Company or its Subsidiaries (“Tax-Related Items”), the Employee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Employee’s responsibility and may exceed the amount actually withheld by the Company or its Subsidiaries, if any. The Employee further acknowledges that the Company and/or its Subsidiaries: (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the issuance of Shares upon exercise of the Option, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Employee’s liability for Tax-Related Items or achieve any particular tax result. If the Employee has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, the Employee acknowledges that the

Non-Qualified Stock Option Agreement (2020)

Company and/or its Subsidiaries may be required to withhold or account for Tax-Related Items in more than one jurisdiction. If the Employee relocates to another country, the Company may establish special or alternative terms and conditions as necessary or advisable to comply with local laws, rules or regulations, to facilitate the operation and administration of the Option and the Program and/or to accommodate the Employee’s relocation.

(c)
The Employee acknowledges that, depending on the Employee’s or the broker’s country of residence or where the Shares are listed, the Employee may be subject to insider trading restrictions and/or market abuse laws which may affect his or her ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., Options) or rights linked to the value of Shares during such times the Employee is considered to have “inside information” regarding the Company as defined in the laws or regulations in his or her country. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Employee placed before he or she possessed inside information. Furthermore, the Employee could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. The Employee understands that third parties may include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Employee acknowledges that it is the Employee’s responsibility to comply with any restrictions and the Employee is advised to speak to his or her personal legal advisor on this matter.

14.
Code Section 409A. The Option is intended to be exempt from the requirements of Code Section 409A. The Program and this Agreement shall be administered and interpreted in a manner consistent with this intent. If the Company determines that the Option is subject to Code Section 409A and this Agreement fails to comply with that section’s requirements, the Company may, at the Company’s sole discretion, and without the Employee’s consent, amend this Agreement to cause it to comply with Code Section 409A or otherwise be exempt from Code Section 409A.

Although this Agreement and Benefits provided hereunder are intended to be exempt from the requirements of Code Section 409A, the Company does not represent or warrant that this Agreement or the Benefits provided hereunder will comply with Code Section 409A or any other provision of federal, state, local, or non-United States law. None of the Company, its Subsidiaries, or their respective directors, officers, employees or advisers shall be liable to the Employee (or any other individual claiming a benefit through the Employee) for any tax, interest, or penalties the Employee may owe as a result of compensation paid under this Agreement, and the Company and its Subsidiaries shall have no obligation to indemnify or otherwise protect the Employee from the obligation to pay any taxes pursuant to Code Section 409A.

15.
No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Option, the Employee’s participation in the Program or the Employee’s acquisition or sale of the underlying Shares. The Employee is hereby

Non-Qualified Stock Option Agreement (2020)

advised to consult with the Employee’s own personal tax, legal and financial advisors regarding participation in the Program before taking any action related to the Program.

16.
Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Employee’s participation in the Program, on the Option and on any Shares acquired under the Program, to the extent the Company or any Subsidiary determines it is necessary or advisable to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Option and the Program, and to require the Employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. The Employee agrees to take any and all actions, and consents to any and all actions taken by the Company and its Subsidiaries, as may be required to allow the Company and its Subsidiaries to comply with local laws, rules and regulations in the Employee’s country. In addition, the Employee agrees to take any and all actions as may be required to comply with the Employee’s personal obligations under local laws, rules and regulations in the Employee’s country.

17.
Determinations. Each decision, determination, interpretation or other action made or taken pursuant to the provisions of this Agreement by the Company, the Committee or any delegate of the Committee shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, the Company, the Employee, the Employee’s Representative, and the person or persons to whom rights under the Option have passed by will or the laws of descent or distribution.

18.
Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Program by electronic means. The Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Program through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

19.
Addendum. This Option grant shall be subject to any special terms and conditions set forth in any Addendum to this Agreement for the Employee’s country or jurisdiction. Moreover, if the Employee relocates to one of the countries or jurisdictions included in the Addendum, the special terms and conditions for such country or jurisdiction will apply to the Employee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and/or regulations or facilitate the operation and administration of the Option and the Program (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Employee’s relocation). The Addendum constitutes part of this Agreement.

20.
Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law. To the extent a court or tribunal of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, in whole or in part, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.

Non-Qualified Stock Option Agreement (2020)

21.
Entire Agreement. This Agreement and the Program constitute the entire agreement between the Employee and the Company regarding the Option and supersede all prior and contemporaneous agreements and understandings, oral or written, between the parties regarding the Option. Except as expressly set forth herein, this Agreement (and any provision of this Agreement) may not be modified, changed or clarified by the parties, except in a writing specifying the modification, change or clarification signed by a duly authorized Company officer.

22.
Succession. This Agreement shall be binding upon and operate for the benefit of the Company and its successors and assigns, and the Employee, the Employee’s Representative, and the person or persons to whom rights under the Option have passed by will or the laws of descent or distribution.

23.
Language. The Employee acknowledges and agrees that it is the Employee’s express intent that this Agreement, the Program and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Award, be drawn up in English. If the Employee is in a country where English is not an official language, the Employee acknowledges that he or she is sufficiently proficient in English or has had the ability to consult with an advisor who is sufficiently proficient in the English language, so as to allow the Employee to understand the terms and conditions of this Agreement, the Program and any other documents related to the Option. If the Employee has received this Agreement or any other document related to the Program translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

24.
Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any state’s conflict of laws principles. For any legal action relating to this Agreement, the parties to this Agreement consent to the exclusive jurisdiction and venue of the federal courts of the Northern District of Illinois, USA, and, if there is no jurisdiction in federal court, to the exclusive jurisdiction and venue of the state courts in Lake County, Illinois, USA.

*    *    *

Non-Qualified Stock Option Agreement (2020)

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed on their behalf.

ABBVIE INC.

By

Title

EMPLOYEE

By: SIGNED BY ELECTRONIC SIGNATURE

BY ELECTRONICALLY ACCEPTING THE OPTION, THE EMPLOYEE AGREES THAT (1) SUCH ACCEPTANCE CONSTITUTES THE EMPLOYEE’S ELECTRONIC SIGNATURE IN EXECUTION OF THIS AGREEMENT; (2) THE EMPLOYEE AGREES TO BE BOUND BY THE PROVISIONS OF THE PROGRAM, THE AGREEMENT AND THE ADDENDUM; (3) THE EMPLOYEE HAS REVIEWED THE PROGRAM, THE AGREEMENT AND THE ADDENDUM IN THEIR ENTIRETY, HAS HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO ACCEPTING THE OPTION AND FULLY UNDERSTANDS ALL OF THE PROVISIONS OF THE PROGRAM, THE AGREEMENT AND THE ADDENDUM; (4) THE EMPLOYEE HAS BEEN PROVIDED WITH A COPY OR ELECTRONIC ACCESS TO A COPY OF THE U.S. PROSPECTUS FOR THE PROGRAM; AND (5) THE EMPLOYEE HEREBY AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE COMMITTEE OR ITS DULY AUTHORIZED DELEGATE ON ANY QUESTIONS ARISING UNDER THE PROGRAM, THE AGREEMENT AND THE ADDENDUM.

Non-Qualified Stock Option Agreement (2020)

ADDENDUM TO THE ABBVIE INC.
NON-QUALIFIED STOCK OPTION AGREEMENT
In addition to the terms and conditions set forth in the Agreement, the Option is subject to the following terms and conditions. If the Employee is employed in a country or jurisdiction identified in this Addendum, the additional terms and conditions for such country or jurisdiction will apply. If the Employee relocates to one of the countries or jurisdictions identified in this Addendum, the special terms and conditions for such country or jurisdiction will apply to the Employee, to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Option and the Program (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Employee’s relocation).
All defined terms contained in this Addendum shall have the same meaning as set forth in the Program.
EUROPEAN UNION (“EU”) / EUROPEAN ECONOMIC AREA (“EEA”) COUNTRIES, SWITZERLAND AND THE UNITED KINGDOM
Data Privacy. The following provision replaces Section 10 of the Agreement in its entirety:
Pursuant to applicable personal data protection laws, the Employee is hereby notified of the following in relation to the Employee’s Personal Data (defined below) and the collection, processing and transfer in electronic or other form of such Personal Data in relation to the administration of the Program. The collection, processing and transfer of Personal Data is necessary for the legitimate purpose of the administration of the Program by the Company and the Subsidiary that employs the Employee and the Employee’s participation in the Program, and the Employee’s denial and/or objection to the collection, processing and transfer of Personal Data may affect his or her participation in the Program. As such, by participating in the Program, the Employee acknowledges the collection, use, processing and transfer of Personal Data as described herein.
The Employee understands that the Company and the Subsidiary that employs the Employee may hold certain personally identifiable information about the Employee, specifically his or her name, home address, email address and telephone number, date of birth, social security, passport or other identification number (resident registration number), salary, nationality, job title, any Shares or directorships held in the Company or its Subsidiaries, details of all entitlements to Shares (or cash) granted, awarded, canceled, vested, unvested or outstanding in the Employee’s favor, for the purpose of managing and administering the Program (“Personal Data”). The Personal Data may be provided by the Employee or collected, where lawful, from third parties. The Company or the Subsidiary that employs the Employee each act as controllers of the Personal Data and will process the Personal Data in this context for the exclusive legitimate purpose of implementing, administering and managing the Employee’s participation in the Program and meeting related legal obligations associated with these actions.
The processing will take place through electronic and non-electronic means according to logics and procedures correlated to the purposes for which the Personal Data was collected and with confidentiality and security provisions as set forth by applicable laws and regulations. Personal Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Program and other aspects of the employment relationship and for the Employee’s participation in the Program.
The Company and the Subsidiary that employs the Employee will transfer Personal Data amongst themselves and their affiliates as necessary for the purpose of implementation, administration and management of the Employee’s participation in the Program, and the Company and the Subsidiary that employs the Employee may each further transfer Personal Data to third parties assisting the Company or the Subsidiary that employs the Employer in the implementation, administration and management of the Program, including E*TRADE Financial Corporate Services Inc. and its affiliates (“E*TRADE”) or any successor or other third party that the Company, the Subsidiary that employs the Employee or E*TRADE (or its successor) may engage to assist with the administration of the Program from time to time. These recipients may be located in the EU, EEA, Switzerland, the United Kingdom or elsewhere throughout the world, such as the United States. By participating in the Program, the Employee understand that these recipients may receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for purposes of

Non-Qualified Stock Option Agreement (2020)

implementing, administering and managing the Employee’s participation in the Program, including any requisite transfer of such Personal Data as may be required for the administration of the Program and/or the subsequent holding of Shares on the Employee’s behalf to a broker or other third party with whom the Employee may elect to deposit any Shares acquired pursuant to the Program. The Employee further understands that he or she may request a list with the names and addresses of any potential recipients of Personal Data by contacting the Employee’s local Human Resources manager or AbbVie’s Human Resources Department. When transferring Personal Data to these potential recipients, the Company and the Subsidiary that employs the Employee may provide appropriate safeguards in accordance with EU Standard Contractual Clauses, or other legally binding and permissible arrangements. The Employee may request a copy of such safeguards from the Employee’s local Human Resources manager or AbbVie’s Human Resources Department.
To the extent provided by law, the Employee may, at any time, have the right to request: access to Personal Data, rectification of Personal Data, erasure of Personal Data, restriction of processing of Personal Data, and portability of Personal Data. The Employee may also have the right to object, on grounds related to a particular situation, to the processing of Personal Data, in any case without cost, by contacting in writing the Employee’s local Human Resources manager or AbbVie’s Human Resources Department. The Employee understands, however, that the only consequence of refusing to provide Personal Data is that the Company may not be able to grant the Option or other equity awards or administer or maintain such awards.
When the Company and the Subsidiary that employs the Employee no longer need to use Personal Data for the purposes above or do not need to retain it for compliance with any legal or regulatory purpose, each will take reasonable steps to remove Personal Data from their systems and/or records containing the Personal Data and/or take steps to properly anonymize it so that the Employee can no longer be identified from it.
AUSTRALIA
1.    Breach of Law. Notwithstanding anything to the contrary in the Agreement or the Program, the Employee will not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Program if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits.

2.    Australian Offer Document. In addition to the Agreement and the Program, the Employee must review the Australian Offer Document for additional important information pertaining to the Option. This document can be accessed via the E*TRADE website at https://us.etrade.com/stock-plans. By accepting the Option, the Employee acknowledges and confirms that the Employee has reviewed the Australian Offer Document.

3.    Tax Information. The Program is a program to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in that Act).

BAHRAIN
Securities Notification. This Agreement does not constitute advertising or an offering of securities in Bahrain, nor does it constitute an allotment of securities in Bahrain. Any Shares issued pursuant to the Option under the Program shall be deposited into a brokerage account in the United States. In no event will Shares be issued or delivered in Bahrain. The issuance of Shares pursuant to the Option described herein has not and will not be registered in Bahrain and hence, the Shares described herein may not be admitted or used for offering, placement or public circulation in Bahrain. Accordingly, the Employee may not make any public advertising or announcements regarding the Option or Shares in Bahrain, promote these Shares to legal entities or individuals in Bahrain, or sell Shares directly to other legal entities or individuals in Bahrain. The Employee acknowledges and agrees that Shares may only be sold outside of Bahrain and on a stock exchange on which AbbVie is traded.
BRAZIL
Labor Law Acknowledgment. The Employee agrees, for all legal purposes, (i) the Benefits provided under the Agreement and the Program are the result of commercial transactions unrelated to the Employee’s employment; (ii)

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the Agreement and the Program are not a part of the terms and conditions of the Employee’s employment; and (iii) the income from the Option, if any, is not part of the Employee’s remuneration from employment.

CANADA
1.    English Language. The parties to the Agreement acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Les parties reconnaissent avoir exigé la rédaction en anglais de la présente convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement à ou suite à la présente convention.

2.    Exercise of the Option – No Tendering Previously-Owned Shares. Notwithstanding Section 4 of the Agreement or any other provision in the Agreement or Program to the contrary, if the Employee is resident in Canada, the Employee may not tender Shares that the Employee owns to pay the Exercise Price or taxes in connection with the Option.

3.    Resale Restriction. The Employee is permitted to sell Shares acquired upon settlement of the Option through the designated broker appointed under the Program, provided the resale of Shares acquired under the Program takes place outside of Canada through the facilities of the stock exchange on which the Shares are listed. The Shares are currently listed on the New York Stock Exchange.

CHILE
Private Placement. The following provision shall replace Section 11 of the Agreement:

The grant of the Option hereunder is not intended to be a public offering of securities in Chile but instead is intended to be a private placement.

a)	The starting date of the offer will be the Grant Date (as defined in the Agreement), and this offer conforms to General Ruling no. 336 of the Chilean Commission for the Financial Market;

b)
The offer deals with securities not registered in the registry of securities or in the registry of foreign securities of the Chilean Commission for the Financial Market, and therefore such securities are not subject to its oversight;

c)	The issuer is not obligated to provide public information in Chile regarding the foreign securities, as such securities are not registered with the Chilean Commission for the Financial Market; and

d)	The foreign securities shall not be subject to public offering as long as they are not registered with the corresponding registry of securities in Chile.

a)
La fecha de inicio de la oferta será el de la fecha de otorgamiento (o “Grant Date”, según este término se define en el documento denominado “Agreement”) y esta oferta se acoge a la norma de Carácter General n° 336 de la Comisión para el Mercado Financiero Chilena;

b)
La oferta versa sobre valores no inscritos en el registro de valores o en el registro de valores extranjeros que lleva la Comisión para el Mercado Financiero Chilena, por lo que tales valores no están sujetos a la fiscalización de ésta;

c)	Por tratar de valores no inscritos no existe la obligación por parte del emisor de entregar en chile información pública respecto de esos valores; y

d)	Esos valores no podrán ser objeto de oferta pública mientras no sean inscritos en el registro de valores correspondiente.

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Non-Qualified Stock Option Agreement (2020)

CHINA
The following provisions shall govern the Employee’s participation in the Program if the Employee is a national of the People’s Republic of China (“China”) resident in mainland China, or if determined to be necessary or appropriate by the Company in its sole discretion:
1.    Mandatory Full Cashless Exercise. Notwithstanding Section 4 of the Agreement or any other provision in the Agreement to the contrary, the Option may be exercised only by using the cashless method, except as otherwise determined by the Company. Only full cashless exercise (net proceeds remitted to the Employee in cash) will be permitted. Cash, cashless sell-to-cover, or stock swap methods of exercise are prohibited.

2.     Foreign Exchange Control Laws. As a condition of the Option, the Employee understands and agrees that, due to the exchange control laws in China, the Employee will be required to immediately repatriate the cash proceeds resulting from the cashless exercise of the Option to China.

The Employee understands and agrees that the repatriation of sales proceeds may need to be effected through a special exchange control account established by the Company or its Subsidiaries, and the Employee hereby consents and agrees that sales proceeds from the sale of Shares acquired under the Program may be transferred to such account by the Company on the Employee’s behalf prior to being delivered to the Employee. The sales proceeds may be paid to the Employee in U.S. dollars or local currency at the Company’s discretion. If the sales proceeds are paid to the Employee in U.S. dollars, the Employee understands that the Employee will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the sales proceeds are paid to the Employee in local currency, the Employee acknowledges that the Company is under no obligation to secure any particular exchange conversion rate and that the Company may face delays in converting the proceeds to local currency due to exchange control restrictions. The Employee agrees to bear any currency fluctuation risk between the time the Shares are sold and the net proceeds are converted into local currency and distributed to the Employee. The Employee further agrees to comply with any other requirements that may be imposed by the Company or its Subsidiaries in China in the future to facilitate compliance with exchange control requirements in China. The Employee acknowledges and agrees that the processes and requirements set forth herein shall continue to apply following the Employee’s Termination.

Notwithstanding anything to the contrary in the Program or the Agreement, in the event of an Employee’s Termination other than due to Retirement, the Employee shall be required to exercise the Option (to the extent outstanding, vested and otherwise permitted under the Agreement) and/or sell all Shares issued pursuant to the Program no later than 90 days after the date of Termination (or such shorter period as may be required by the State Administration of Foreign Exchange (“SAFE”) or the Company), and repatriate the sales proceeds to China in the manner designated by the Company. Notwithstanding the foregoing, in the event of an Employee’s Termination by reason of Retirement, the Employee shall be required to exercise the Option (to the extent outstanding, vested and otherwise permitted under the Agreement) and/or sell all Shares issued pursuant to the Program no later than 180 days after the date of such Retirement (or such shorter period as may be required by the SAFE or the Company), and repatriate the sales proceeds to China in the manner designated by the Company. Any Options that remain unexercised after such date shall expire.

Neither the Company nor any of its Subsidiaries shall be liable for any costs, fees, lost interest or dividends or other losses the Employee may incur or suffer resulting from the enforcement of the terms of this Addendum or otherwise from the Company’s operation and enforcement of the Program, the Agreement and the Option in accordance with Chinese law including, without limitation, any applicable SAFE rules, regulations and requirements.
CROATIA
Mandatory Full Cashless Exercise. Notwithstanding Section 4 of the Agreement or any other provision in the Agreement to the contrary, the Option may be exercised only by using the cashless method, except as otherwise determined by the Company. Only full cashless exercise (net proceeds remitted to the Employee in cash) will be permitted. Cash, cashless sell-to-cover, or stock swap methods of exercise are prohibited.

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Non-Qualified Stock Option Agreement (2020)

DENMARK
The Act on Stock Options. Notwithstanding any provisions in the Agreement to the contrary, the treatment of the Option upon the Employee’s Termination shall be governed by the Danish Act on the Use of Rights to Purchase or Subscribe for Shares etc. in Employment Relationships (the “Stock Option Act”) as in effect at the time of the Employee’s Termination (as determined by the Company, in its discretion, in consultation with legal counsel). The Employee acknowledges having received an “Employer Information Statement” in Danish, which is provided to comply with the Stock Option Act.

FINLAND
Withholding of Tax-Related Items. Notwithstanding anything in Section 4(c) of the Agreement to the contrary, if the Employee is a local national of Finland, any Tax-Related Items shall be withheld only in cash from the Employee’s regular salary/wages or other amounts payable to the Employee in cash, or such other withholding methods as may be permitted under the Program and allowed under local law.

FRANCE
1.    Nature of the Award. The Option is not granted under the French specific regime provided by Articles L225-177-1 and seq. of the French commercial code.

2.    English Language. The parties to the Agreement acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Les parties reconnaissent avoir exigé la rédaction en anglais de la présente convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement à ou suite à la présente convention.

HONG KONG
1.    Exercise of Option. If, for any reason, the Employee exercises the Option within six months of the Grant Date, the Employee agrees that he or she will not sell or otherwise dispose of any such Shares prior to the six-month anniversary of the Grant Date.
2.    IMPORTANT NOTICE. WARNING: The contents of the Agreement, the Addendum, the Program, and all other materials pertaining to the Option and/or the Program have not been reviewed by any regulatory authority in Hong Kong. The Employee is hereby advised to exercise caution in relation to the offer thereunder. If the Employee has any doubts about any of the contents of the aforesaid materials pertaining to the Option, the Employee should obtain independent professional advice.
3.    Wages. The Option and Shares underlying the Option do not form part of the Employee’s wages for the purposes of calculating any statutory or contractual payments under Hong Kong law.
ISRAEL
Trustee Arrangement. The Employee agrees to hold the Shares received upon exercise of the Option with the Company’s designated broker. The Employee understands and agrees that upon the Employee’s sale of Shares, unless otherwise determined by the Company, (a) the repatriation of sales proceeds shall be effected through a trustee in Israel engaged by the Company (the “Trustee”), (b) the Trustee will withhold the requisite tax and other mandatory withholding (e.g., National Insurance payments) from the sales proceeds and (c) the Trustee will transfer the remaining sale proceeds (net of the requisite tax and other mandatory withholding) to the Employee. The Employee acknowledges and agrees that the process and requirements set forth herein shall continue to apply following the Employee’s Termination.

ITALY
Mandatory Full Cashless Exercise. Notwithstanding Section 4 of the Agreement or any other provision in the Agreement to the contrary, the Option may be exercised only by using the cashless method, except as otherwise determined by

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Non-Qualified Stock Option Agreement (2020)

the Company. Only full cashless exercise (net proceeds remitted to the Employee in cash) will be permitted. Cash, cashless sell-to-cover, or stock swap methods of exercise are prohibited.

MEXICO
1.    Commercial Relationship. The Employee expressly acknowledges that the Employee’s participation in the Program and the Company’s grant of the Option does not constitute an employment relationship between the Employee and the Company. The Employee has been granted the Option as a consequence of the commercial relationship between the Company and the Company’s Subsidiary in Mexico that employs the Employee, and the Company’s Subsidiary in Mexico is the Employee’s sole employer. Based on the foregoing: (a) the Employee expressly acknowledges that the Program and the benefits derived from participation in the Program do not establish any rights between the Employee and the Subsidiary in Mexico that employs the Employee; (b) the Program and the benefits derived from participation in the Program are not part of the employment conditions and/or benefits provided by the Subsidiary in Mexico that employs the Employee; and (c) any modifications or amendments of the Program or benefits granted thereunder by the Company, or a termination of the Program by the Company, shall not constitute a change or impairment of the terms and conditions of the Employee’s employment with the Subsidiary in Mexico that employs the Employee.

2.    Extraordinary Item of Compensation. The Employee expressly recognizes and acknowledges that the Employee’s participation in the Program is a result of the discretionary and unilateral decision of the Company, as well as the Employee’s free and voluntary decision to participate in the Program in accordance with the terms and conditions of the Program, the Agreement and this Addendum. As such, the Employee acknowledges and agrees that the Company, in its sole discretion, may amend and/or discontinue the Employee’s participation in the Program at any time and without any liability. The value of the Option is an extraordinary item of compensation outside the scope of the Employee’s employment contract, if any. The Option is not part of the Employee’s regular or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or any similar payments, which are the exclusive obligations of the Company’s Subsidiary in Mexico that employs the Employee.

NETHERLANDS
Waiver of Termination Rights. The Employee waives any and all rights to compensation or damages as a result of a Termination, insofar as those rights result or may result from: (a) the loss or diminution in value of such rights or entitlements under the Program; or (b) the Employee ceasing to have rights, or ceasing to be entitled to any awards, under the Program as a result of such Termination.
NEW ZEALAND
Securities Law Notice. The following securities notification applies for an offer of an Option on or after December 1, 2016:
Warning
This is an offer of an Option which, upon exercise and settlement in accordance with the terms of the Program and the Agreement, will be converted into Shares. Shares give you a stake in the ownership of AbbVie Inc. You may receive a return if dividends are paid.
If AbbVie Inc. runs into financial difficulties and is wound up, you will be paid only after all creditors and holders of preference shares have been paid. You may lose some or all of your investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors make an informed decision. The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment.

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Non-Qualified Stock Option Agreement (2020)

Ask questions, read all documents carefully, and seek independent financial advice before committing.
Prior to the exercise and settlement of the Option, you will not have any rights of ownership (e.g., voting or dividend rights) with respect to the underlying Shares.
No interest in any Option may be transferred (legally or beneficially), assigned, mortgaged, charged or encumbered.
The Shares are quoted on the New York Stock Exchange. This means that if you acquire Shares under the Program, you may be able to sell them on the New York Stock Exchange if there are interested buyers. You may get less than you invested. The price will depend on the demand for the Shares.
You also are hereby notified that the documents listed below are available for review on sites at the web addresses listed below:

1.	AbbVie Inc.’s most recent Annual Report (Form 10-K): https://investors.abbvie.com/sec-filings.

2.	AbbVie Inc.’s most recent published financial statements (Form 10-Q or 10-K) and the auditor’s report on those financial statements: https://investors.abbvie.com/sec-filings.

3.	The AbbVie 2013 Incentive Stock Program: This document can be accessed in the library section of the E*TRADE website at https://us.etrade.com/stock-plans.

4.	AbbVie 2013 Incentive Stock Program Prospectus: This document can be accessed in the library section of the E*TRADE website at https://us.etrade.com/stock-plans.

Copies of the documents listed above will be sent to you free of charge on written request to: Director, Equity Programs, AbbVie Inc., Dept. V58G, Bldg. AP34-2, 1 North Waukegan Road, North Chicago, IL 60064, USA.
ROMANIA
1.    Termination. A Termination shall include the situation where the Employee’s employment contract is terminated by operation of law on the date the Employee reaches the standard retirement age and has completed the minimum contribution record for receipt of state retirement pension or the relevant authorities award the Employee an early-retirement pension of any type.
2.    English Language. The Employee hereby expressly agrees that this Agreement, the Program as well as all documents, notices and proceedings entered into, relating directly or indirectly hereto, be drawn up or communicated only in the English language. Angajatul consimte în mod expres prin prezentul ca acest Contract, Programul precum şi orice alte documente, notificări, înştiinţări legate direct sau indirect de acest Contract să fie redactate sau efectuate doar în limba engleză.
RUSSIA
1.    Sale or Transfer of Shares. Notwithstanding anything to the contrary in the Program or the Agreement, the Employee shall not be permitted to sell or otherwise dispose of the Shares acquired pursuant to the Option in Russia. The Employee may sell the Shares only through a broker established and operating outside Russia. Any Shares issued upon exercise of the Option shall be delivered to the Employee through a brokerage account in the U.S. The Employee may hold the Shares in his or her brokerage account in the U.S.; however, in no event will Shares issued to the Employee under the Program be delivered to the Employee in Russia. The Employee is not permitted to sell Shares directly to other Russian legal entities or individuals.

2.    Repatriation Requirements. The Employee agrees to promptly repatriate proceeds resulting from the sale of Shares acquired under the Program to a foreign currency account at an authorized bank in Russia if legally required at the time Shares are sold and to comply with all applicable local foreign exchange rules and regulations. Neither

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the Company nor any of its Subsidiaries shall be liable for any fines or penalties resulting from the Employee’s failure to comply with applicable laws.
SINGAPORE
Qualifying Person Exemption. The grant of the Option under the Program is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (the “SFA”). The Program has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore and is not regulated by any financial supervisory authority pursuant to any legislation in Singapore. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply. The Employee should note that, as a result, the Option is subject to section 257 of the SFA and the Employee will not be able to make: (a) any subsequent sale of the Shares in Singapore; or (b) any offer of such subsequent sale of the Shares subject to the Option in Singapore, unless such sale or offer is made pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA.
SOUTH AFRICA
1.    Exchange Control Obligations. The Employee is solely responsible for complying with applicable exchange control regulations and rulings (the “Exchange Control Regulations”) in South Africa. As the Exchange Control Regulations change frequently and without notice, the Employee should consult the Employee’s legal advisor prior to the acquisition or sale of Shares under the Program to ensure compliance with current Exchange Control Regulations. Neither the Company nor any of its Subsidiaries shall be liable for any fines or penalties resulting from the Employee’s failure to comply with applicable laws.
2.    Securities Law Notice. In compliance with South African securities laws, the Employee acknowledges that the documents listed below are available for review at the web addresses listed below:

a.	AbbVie Inc.’s most recent Annual Report (Form 10-K): https://investors.abbvie.com/sec-filings.

b.	AbbVie 2013 Incentive Stock Program Prospectus: This document can be accessed in the library section of the E*TRADE website at https://us.etrade.com/stock-plans.
The Employee understands that copies of the documents listed above will be sent to the Employee free of charge on written request to: Director, Equity Programs, AbbVie Inc., Dept. V58G, Bldg. AP34-2, 1 North Waukegan Road, North Chicago, IL 60064, USA.
The Employee is advised to carefully read the materials provided before making a decision whether to participate in the Program and to contact the Employee’s tax advisor for specific information concerning the Employee’s personal tax situation with regard to Program participation.
SPAIN
1.    Acknowledgement of Discretionary Nature of the Program; No Vested Rights.

By accepting the Option grant, the Employee consents to participation in the Program and acknowledges receipt of a copy of the Program.

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Non-Qualified Stock Option Agreement (2020)

The Employee understands that the Company has unilaterally, gratuitously and in its sole discretion granted Options under the Program to individuals who may be employees of the Company or its Subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Subsidiaries on an ongoing basis. Consequently, the Employee understands that the Option is granted on the assumption and condition that the Option and the Shares acquired upon exercise of the Option shall not become a part of any employment contract (either with the Company or any of its Subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Employee understands that this grant would not be made to the Employee but for the assumptions and conditions referenced above; thus, the Employee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, the Option grant shall be null and void.

The Employee understands and agrees that, as a condition of the Option grant, unless otherwise provided in Section 5 of the Agreement, any unvested Option as of the date the Employee ceases active employment, and any vested portion of the Option not exercised within the post-termination exercise period set out in the Agreement, will be forfeited without entitlement to the underlying Shares or to any amount of indemnification in the event of Termination. The Employee acknowledges that the Employee has read and specifically accepts the conditions referred to in the Agreement regarding the impact of a Termination on the Option.

2.    Termination for Cause. Notwithstanding anything to the contrary in the Program or the Agreement, “Cause” shall be defined as set forth in the applicable Change in Control Agreement, regardless of whether the Termination is considered a fair termination (i.e., “despido procedente”) under Spanish legislation.
SWEDEN
Exercise Procedures. Notwithstanding any provision in the Agreement to the contrary, if the Employee is a resident in Sweden, the Company may not limit the exercise method of the Option only to a cashless exercise.

SWITZERLAND
Securities Law Information. Neither this document nor any other materials relating to the Option (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an employee of the Company or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 of FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).

UNITED KINGDOM
1.    Payment of Taxes. Without limitation to Section 4 of the Agreement, the Employee hereby agrees that the Employee is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or (if different) the Subsidiary that employs the Employee or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Employee also hereby agrees to indemnify and keep indemnified the Company and (if different) the Subsidiary that employs the Employee against any Tax-Related Items that they are required to pay or withhold on the Employee’s behalf or have paid or will pay on the Employee’s behalf to HMRC (or any other tax authority or any other relevant authority).
Notwithstanding the foregoing, if the Employee is a director or executive officer (as within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply. In the event that the Employee is a director or executive officer and income tax due is not collected from or paid by the Employee by within 90 days after the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected tax may constitute a benefit to the Employee on which additional income tax and national insurance contributions may be payable. The Employee acknowledges that the Employee ultimately will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Subsidiary that employs the Employee (as applicable) for the value of any employee national insurance contributions due on this additional benefit,

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Non-Qualified Stock Option Agreement (2020)

which the Company and/or the Subsidiary that employs the Employee may recover from the Employee at any time thereafter by any of the means referred to in Section 4 of the Agreement.
2.    Exclusion of Claim. The Employee acknowledges and agrees that the Employee will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from the Employee’s ceasing to have rights under or to be entitled to exercise the Option, whether or not as a result of Termination (whether the Termination is in breach of contract or otherwise), or from the loss or diminution in value of the Option. Upon the grant of the Option, the Employee shall be deemed to have waived irrevocably any such entitlement.
VENEZUELA
Mandatory Full Cashless Exercise. Notwithstanding Section 4 of the Agreement or any other provision in the Agreement to the contrary, the Option may be exercised only by using the cashless method, except as otherwise determined by the Company. Only full cashless exercise (net proceeds remitted to the Employee in cash) will be permitted. Cash, cashless sell-to-cover, or stock swap methods of exercise are prohibited.

VIETNAM
Mandatory Full Cashless Exercise. Notwithstanding Section 4 of the Agreement or any other provision in the Agreement to the contrary, the Option may be exercised only by using the cashless method, except as otherwise determined by the Company. Only full cashless exercise (net proceeds remitted to the Employee in cash) will be permitted. Cash, cashless sell-to-cover, or stock swap methods of exercise are prohibited.

10
Non-Qualified Stock Option Agreement (2020)